Exhibit 10.1
Execution Version

CONSENT AND WAIVER TO CREDIT AGREEMENT
THIS CONSENT AND WAIVER TO CREDIT AGREEMENT (this “Waiver”), dated as of March 31, 2026, is entered into by and among CRA INTERNATIONAL, INC., a Massachusetts corporation (the “Company”), CRA INTERNATIONAL (UK) LIMITED, a private limited company incorporated in the United Kingdom (registered number 04007726) (the “UK Borrower”), CRA INTERNATIONAL LIMITED, a company organized under the laws of Ontario (the “Canadian Borrower” and together with the UK Borrower, each a “Designated Borrower”, and collectively the “Designated Borrowers”; the Designated Borrowers together with the Company, each a “Borrower” and collectively, the “Borrowers”), BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”), and the Lenders (as defined in the Credit Agreement (as defined below)) party to the Credit Agreement.
RECITALS
WHEREAS, the Borrowers, the other Designated Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Lenders and the L/C Issuers from time to time party thereto (collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent, have entered into that certain Credit Agreement dated as of August 19, 2022 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);
WHEREAS, the Borrowers have notified the Administrative Agent and the Lenders that CRA International (Netherlands) B.V., a private company with limited liability organized and existing under the laws of the Netherlands, registered with the trade register of the Chamber of Commerce under number 34261117 (the “Dutch Borrower”) and a “Designated Borrower” under the Credit Agreement, has been dissolved and its organizational existence has terminated, which dissolution was not effected in compliance with the Credit Agreement; and
WHEREAS, the Administrative Agent and the Lenders have agreed to (i) waive on a limited basis (as more fully set forth below) all Events of Default that have arisen directly from such dissolution (taken together, the “Specified Default”), including as a result of a breach of Section 7.04 (Fundamental Changes) of the Credit Agreement or as a result of any failure to notify, or provide pertinent information to, the Administrative Agent or the Lenders with respect thereto under Section 6.03(a)(Notices) and Section 6.02(b) (Updated Schedules) (such limited waiver solely of such Specified Default, the “Limited Waiver”) and (ii) consent to, and acknowledge, the release and termination of the Dutch Borrower’s rights and obligations under the Credit Agreement and the other Loan Documents (the “Consent”);
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Defined Terms. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. This Waiver shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.
2.Limited Waiver and Consent.

(a)Notwithstanding any provision of the Credit Agreement to the contrary, the Administrative Agent and the Lenders hereby (i) waive the Specified Default and (ii) consent to and acknowledge that, effective as of the date of its dissolution, the Dutch Borrower is released from all of its rights and obligations as a “Borrower”, a “Designated Borrower” and a “Loan Party” under the Credit Agreement and the other Loan Documents, and any security interests or other Liens granted by the Dutch Borrower under the Loan Documents are released and terminated in full. For the avoidance of doubt, from and after such date, the Dutch Borrower shall no longer constitute a “Borrower”, a “Designated Borrower” or a “Loan Party” for any purpose under the Credit Agreement or any other Loan Document.
(b)This waiver and consent shall be effective only to the extent specifically set forth herein and shall not (i) be construed as a waiver of any breach, Default or Event of Default other than as specifically waived herein nor as a waiver of any breach, Default or Event of Default of which the Lenders have not been informed by the Loan Parties, (ii) affect the right of the Lenders to demand compliance by the Loan Parties with all terms and conditions of the Loan Documents, except as specifically modified or waived by this Waiver, (iii) be deemed a waiver or consent of any transaction or future action on the part of the Loan Parties requiring the Lenders’ or the Required Lenders’ consent or approval under the Loan Documents, or (iv) except as waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Loan Document, whether arising as a consequence of any Default or Event of Default (other than the Specified Default) which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.
3.Conditions Precedent. This Waiver shall become effective as of the date hereof (such date, the “Effective Date”), upon receipt by the Administrative Agent of counterparts of this Waiver, properly executed by the Administrative Agent, each Lender and each Loan Party.
4.Payment of Expenses. The Borrowers agree to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Waiver, including all reasonable fees, charges and disbursements of counsel to the Administrative Agent.
5.Miscellaneous.
(a)Subject to the terms of this Waiver, the Loan Documents, and the obligations of the Borrowers and the Guarantors under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. On and after the Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as modified by this Waiver.
(b)Subject to the terms of this Waiver, each Borrower and each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Waiver, (ii) affirms all of its obligations under the Loan Documents, (iii) agrees that this Waiver and all documents executed in connection herewith do not operate to reduce or discharge any of its obligations under the Loan Documents; (iv) confirms its grant of security interests, if any, pursuant to the Loan Documents to which it is a party, and (v) acknowledges that all Liens granted (or purported to be granted), if any, pursuant to the Loan Documents remain and continue in full force and effect in respect of, and to secure, the Obligations. Each Guarantor hereby reaffirms its obligations under the

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Guaranty and agrees that its obligation to guarantee the Obligations on the terms provided therein is in full force and effect as of the date hereof.
(c)Each Borrower and each Guarantor represents and warrants that:
a.This Waiver has been duly executed and delivered by such Person, and constitutes a valid and binding obligation of such Person, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, restructuring, reorganization, moratorium, fraudulent transfer or other laws affecting creditors’ rights generally and subject to general principles of equity and good faith.
b.The execution, delivery and performance by such Person of this Waiver have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of its Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien under, or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any subsidiary thereof or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, except in the case of each of clauses (x) and (y), as could not reasonably be expected to have a Material Adverse Effect, or (iii) violate any Applicable Law in any material respect.
c.Before and after giving effect to this Waiver and subject to the terms hereof, (A) all representations and warranties of such Person set forth in the Loan Documents are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (after giving effect to such materiality qualification)) on and as of the Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (after giving effect to such materiality qualification)) as of such earlier date, and except that the representations and warranties contained in Section 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Credit Agreement), and (B) no Default exists (other than the Specified Default).
(d)This Waiver may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each Person party hereto agrees that any Electronic Signature on or associated with this Waiver shall be valid and binding on such Person to the same extent as a manual, original signature, and that this Waiver may be entered into by Electronic Signature and will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   This Waiver may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Waiver. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed Waiver which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Waiver converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original

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paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, L/C Issuer nor Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, L/C Issuer and/or Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.
(e)If any provision of this Waiver is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Waiver shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 5(e), if and to the extent that the enforceability of any provisions in this Waiver and the Credit Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
(f)This Waiver may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. Any counterpart signed by all parties may be introduced into evidence in any action or proceeding without having to produce or account for the other counterparts. Likewise, the existence of this Waiver may be established by the introduction into evidence of counterparts that are separately signed, provided they are otherwise identical in all material respects.
(g)The terms of the Credit Agreement with respect to governing law, submission to jurisdiction, waiver of venue, service of process and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
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IN WITNESS WHEREOF, the parties hereto have caused this Consent and Waiver to Credit Agreement to be duly executed as of the date first above written.

COMPANY:	CRA INTERNATIONAL, INC. By: __/s/Paul A. Maleh_________________ Name: Paul A. Maleh Title: President and Chief Executive Officer
DESIGNATED BORROWERS:	CRA INTERNATIONAL (UK) LIMITED By: __/s/Paul A. Maleh_________________ Name: Paul A. Maleh Title: Director
CRA INTERNATIONAL LIMITED By: __/s/Paul A. Maleh_________________ Name: Paul A. Maleh Title: President, Chief Executive Officer and Director
[Signature Page to Consent and Waiver to Credit Agreement (BofA-CRA)]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent By: __/s/ David J. Smith Name: David J. Smith Title: Vice President

[Signature Page to Consent and Waiver to Credit Agreement (BofA-CRA)]

LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swingline Lender By: __/s/ Christopher M. Wood_________ Name: Christopher M. Wood Title: Senior Vice President

[Signature Page to Consent and Waiver to Credit Agreement (BofA-CRA)]

Citizens Bank, N.A., as a Lender and L/C Issuer By: ___/s/Marc J. Lubelczyk_____________ Name: Marc J. Lubelczyk Title: Senior Vice President
[Signature Page to Consent and Waiver to Credit Agreement (BofA-CRA)]

TD Bank, N.A., as a Lender By: ___/s/ Timothy J. Whitaker________ Name: Timothy J. Whitaker Title: Director
[Signature Page to Consent and Waiver to Credit Agreement (BofA-CRA)]

Eastern Bank, as a Lender By:___/s/ Tyler Dufour____________ Name: Tyler Dufour Title: VP
[Signature Page to Consent and Waiver to Credit Agreement (BofA-CRA)]

Beacon Bank and Trust, successor by merger with Brookline Bank, as a Lender By: ____/s/ Joseph T. O/Leary, Jr.______ Name: Joseph T. O’Leary, Jr. Title: Senior Vice President

[Signature Page to Consent and Waiver to Credit Agreement (BofA-CRA)]